Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Fourth Quarter and Full Year FY'25
Results of Operations
Fourth Quarter and Full Year Highlights
▪Korn Ferry reports Q4 FY'25 fee revenue of $712.0 million, an increase of 3% year-over-year at actual, and 4% at constant currency. Full year FY'25 fee revenue of $2,730.1 million, a year-over-year decrease of 1% in both actual and constant currency.
▪Net income attributable to Korn Ferry for the fourth quarter was $64.2 million, with a margin of 9.0%, a decrease of 40bps compared to the year-ago quarter, while net income attributable to Korn Ferry for the full year of FY'25 was $246.1 million, with a margin of 9.0%, an increase of 290bps compared to the year-ago period.
▪Fourth quarter Adjusted EBITDA was $121.1 million with a margin of 17.0%, an increase of 70bps compared to the year-ago quarter, while Adjusted EBITDA for the full year of FY'25 was $463.9 million with a margin of 17.0%, an increase of 220bps compared to the year-ago period.
▪Diluted and adjusted diluted earnings per share were $1.21 and $1.32 in Q4 FY'25, respectively, and $4.60 and $4.88 for the full year, respectively.
▪Executive Search posted Q4 FY'25 fee revenue of $227.0 million, an increase of 14% year-over-year at actual, and 15% at constant currency.
▪The Company repurchased 232,000 shares of stock during the quarter for $15.0 million and paid dividends of $25 million.
▪For the full year the Company continued to maintain its balanced approach to capital allocation by investing $44 million in an acquisition, $62 million in technology platforms, tools and product enhancements, and returning $89 million and $84 million to shareholders through share repurchases and dividends, respectively.

Los Angeles, CA, June 18, 2025 – Korn Ferry (NYSE: KFY), a global consulting firm, today announced fourth quarter and annual fee revenue of $712.0 million and $2,730.1 million, respectively. In addition, fourth quarter diluted earnings per share was $1.21 and adjusted diluted earnings per share was $1.32, while full year diluted earnings per share was $4.60 and adjusted diluted earnings per share was $4.88.
“Even amid the ever-changing global economic and political dynamics, we continue to deliver on our financial and strategic objectives, just as we have over the past several years. Our results reinforce the premise of Korn Ferry’s diversification strategy and our continued momentum,” said Gary D. Burnison, CEO, Korn Ferry. “Through ongoing investments to extend our offerings and solutions and expand our impact, we are powering performance for clients. This foundational focus for the future underpins our conviction to a strategy that will continue to propel us forward.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$712.0	$690.8	$2,730.1	$2,762.7
Total revenue	$719.8	$699.9	$2,761.1	$2,795.5
Net income attributable to Korn Ferry	$64.2	$65.2	$246.1	$169.2
Net income attributable to Korn Ferry margin	9.0%	9.4%	9.0%	6.1%
Basic earnings per share	$1.23	$1.26	$4.69	$3.25
Diluted earnings per share	$1.21	$1.24	$4.60	$3.23

Adjusted Results (b):	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$121.1	$112.3	$463.9	$408.2
Adjusted EBITDA margin	17.0%	16.3%	17.0%	14.8%
Adjusted net income attributable to Korn Ferry (c)	$70.1	$65.7	$261.2	$224.0
Adjusted basic earnings per share (c)	$1.34	$1.27	$4.98	$4.31
Adjusted diluted earnings per share (c)	$1.32	$1.26	$4.88	$4.28
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, restructuring charges, net and management separation charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Management separation charges (d)	$4.6	$—	$4.6	$—
Integration/acquisition costs	$1.7	$1.8	$8.8	$14.9
Restructuring charges, net	$—	$—	$1.9	$68.6
Impairment of fixed assets	$—	$—	$0.5	$1.6
Impairment of right-of-use assets	$—	$—	$2.5	$1.6
(c)Due to actions taken in connection with the worldwide minimum tax, the Company released a valuation allowance in FY'24 and recorded a $9.7 million non-recurring tax benefit, which is included in the Company's US GAAP results but excluded from the Adjusted results.
(d)Contractual obligations due upon executive's death.
Fiscal 2025 Fourth Quarter Results
The Company reported fee revenue in Q4 FY'25 of $712.0 million, an increase of 3% year-over-year (up 4.0% at constant currency). During the quarter, the increase in fee revenue was due to higher fee revenue in Executive Search and Recruitment process outsourcing ("RPO"), partially offset by a decline in fee revenue in Consulting.
Net income attributable to Korn Ferry was $64.2 million with a margin of 9.0% in Q4 FY'25, compared to net income attributable to Korn Ferry of $65.2 million with a margin of 9.4%, in Q4 FY'24, a decrease of 40bps compared to the year-ago quarter.
Adjusted EBITDA was $121.1 million in Q4 FY'25 compared to $112.3 million in Q4 FY'24. Adjusted EBITDA margin was 17.0% in Q4 FY'25, an increase of 70bps compared to the year-ago quarter.
Net income attributable to Korn Ferry and net income attributable to Korn Ferry margin decreased slightly from the prior year, primarily due to certain income tax benefits recorded in Q4 FY'24 which reduced the prior year quarterly effective tax rate by approximately 4 percentage points.
Adjusted EBITDA and Adjusted EBITDA margin increased due to an increase in fee revenue and disciplined cost management.

Fiscal 2025 Full Year Results
The Company reported fee revenue in FY'25 of $2,730.1 million, a decrease of 1% in both actual and constant currency compared to FY'24.
Net income attributable to Korn Ferry was $246.1 million with a margin of 9.0% in FY'25, compared to net income attributable to Korn Ferry of $169.2 million with a margin of 6.1% in FY'24, an increase of 290bps.
Adjusted EBITDA was $463.9 million in FY'25 compared to $408.2 million in FY'24. Adjusted EBITDA margin was 17.0% in FY'25, an increase of 220bps compared to the year-ago period.
Net income attributable to Korn Ferry and net income attributable to Korn Ferry margin increased as a result of disciplined cost management, strong consultant productivity and a decrease in restructuring charges, net, partially offset by a higher effective tax rate in FY'25 as a result of the favorable impact of the valuation allowance release mentioned in footnote (c) above on FY'24's effective tax rate.
Adjusted EBITDA and Adjusted EBITDA margin increased due to disciplined cost management and strong consultant productivity.

Results by Solution
Selected Consulting Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$169.4	$182.2	$662.7	$695.0
Total revenue	$172.5	$185.1	$674.1	$706.8

Remaining revenue under contract (b)	$367.7	$340.6	$367.7	$340.6
Ending number of consultants and execution staff (c)	1,599	1,678	1,599	1,678
Hours worked in thousands (d)	373	417	1,510	1,656
Average bill rate (e)	$454	$437	$439	$420

Adjusted Results (f):	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$29.1	$32.3	$115.5	$114.3
Adjusted EBITDA margin	17.2%	17.8%	17.4%	16.4%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents number of employees originating, delivering and executing consulting services.
(d)The number of hours worked by consultant and execution staff during the period.
(e)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(f)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Management separation charges (g)	$4.6	$—	$4.6	$—
Restructuring charges, net	$—	$—	$1.7	$18.9
Impairment of right-of-use assets	$—	$—	$—	$0.6
(g)Contractual obligations due upon executive's death.
Fee revenue was $169.4 million in Q4 FY'25 compared to $182.2 million in Q4 FY'24, a decrease of $12.8 million or 7% in both actual and constant currency. The year-over-year decrease in Consulting fee revenue was primarily due to a greater mix of larger engagements which convert to fee revenue over a longer duration and ongoing slower delivery of backlog engagements driven by clients.
Adjusted EBITDA was $29.1 million in Q4 FY'25 compared to $32.3 million in the year-ago quarter. Adjusted EBITDA margin in the quarter decreased year-over-year by 60bps to 17.2%. This decrease resulted primarily from lower fee revenue discussed above.

Selected Digital Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$91.6	$91.3	$363.5	$366.7
Total revenue	$91.6	$91.4	$363.7	$366.9

Remaining revenue under contract (b)	$392.6	$364.4	$392.6	$364.4
Ending number of consultants	244	267	244	267
Subscription & License fee revenue	$34.5	$33.3	$137.7	$131.0

Adjusted Results (c):	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$28.5	$28.0	$112.7	$108.7
Adjusted EBITDA margin	31.1%	30.7%	31.0%	29.6%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$—	$—	$—	$9.5
Impairment of fixed assets	$—	$—	$0.4	$1.5
Fee revenue was $91.6 million in Q4 FY'25 compared to $91.3 million in Q4 FY'24, essentially flat year-over-year (up 1% at constant currency).

Adjusted EBITDA was $28.5 million in Q4 FY'25, relatively flat compared to $28.0 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased slightly year-over-year by 40bps to 31.1%.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$227.0	$198.7	$846.2	$806.2
Total revenue	$229.1	$200.8	$854.1	$814.3

Remaining revenue under contract (c)	$69.6	$64.8	$69.6	$64.8
Ending number of consultants	560	542	560	542
Average number of consultants	560	552	551	572
Engagements billed	3,827	3,456	9,151	8,978
New engagements (d)	1,738	1,586	6,325	6,091

Adjusted Results (e):	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$54.2	$45.5	$206.2	$171.1
Adjusted EBITDA margin	23.9%	22.9%	24.4%	21.2%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)Represents new engagements opened in the respective period.
(e)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$—	$—	$0.2	$28.2
Impairment of right-of-use assets	$—	$—	$2.5	$0.9
Impairment of fixed assets	$—	$—	$0.2	$0.1
Fee revenue was $227.0 million in Q4 FY'25 compared to $198.7 million Q4 FY'24, an increase of $28.3 million or 14% (up 15% at constant currency). The year-over-year increase in fee revenue was primarily driven by an increase in the number of engagements billed and an increase in weighted-average fee billed per engagement. The Company experienced fee revenue growth in North America, EMEA and APAC regions.
Adjusted EBITDA was $54.2 million in Q4 FY'25 compared to $45.5 million in the year-ago quarter. Adjusted EBITDA margin increased by 100bps to 23.9% in Q4 FY'25. The increase in Adjusted EBITDA and Adjusted EBITDA margin was due to higher fee revenue and increased consultant productivity.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$130.7	$129.2	$503.5	$540.6
Total revenue	$131.7	$130.1	$507.2	$544.5

Permanent Placement:
Fee revenue	$50.9	$56.3	$203.8	$223.5
Remaining revenue under contract (b)	$14.1	$14.0	$14.1	$14.0
Engagements billed	1,829	1,939	4,830	5,619
New engagements (c)	1,009	1,086	3,811	4,500
Ending number of consultants	309	331	309	331
Interim:
Fee revenue	$79.8	$72.9	$299.7	$317.1
Remaining revenue under contract (b)	$107.6	$86.3	$107.6	$86.3
Average bill rate (d)	$131	$129	$133	$126
Average weekly billable consultants (e)	1,301	1,157	1,168	1,303

Adjusted Results (f):	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$27.4	$28.1	$107.6	$101.9
Adjusted EBITDA margin	21.0%	21.8%	21.4%	18.8%
_____________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents new engagements opened in the respective period.
(d)Fee revenue from interim divided by the number of hours worked by consultants.
(e)The number of billable consultants based on a weekly average in the respective period.
(f)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Integration/acquisition costs	$1.6	$1.8	$6.0	$14.5
Restructuring charges, net	$—	$—	$—	$3.8
Fee revenue was $130.7 million in Q4 FY'25 compared to $129.2 million Q4 FY'24, an increase of $1.5 million or 1% (up 2% at a constant currency). Fee revenue increased due to higher fee revenue from Interim as a result of the acquisition of Trilogy, effective November 1, 2024, partially offset by a decrease in fee revenue in Permanent Placement due to an industry wide slowdown in demand.
Adjusted EBITDA was $27.4 million in Q4 FY'25 compared to $28.1 million in the year-ago quarter. Adjusted EBITDA margin was 21.0%, down year-over-year by 80bps.

Selected RPO Data
(dollars in millions) (a)

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Fee revenue	$93.3	$89.5	$354.1	$354.1
Total revenue	$94.8	$92.5	$362.0	$363.0

Remaining revenue under contract (b)	$758.0	$657.1	$758.0	$657.1
RPO new business (c)	$118.8	$128.4	$533.4	$439.6

Adjusted Results (d):	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Adjusted EBITDA	$14.5	$11.8	$52.6	$40.4
Adjusted EBITDA margin	15.5%	13.2%	14.9%	11.4%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Fourth Quarter		Year to Date
	FY’25	FY’24	FY’25	FY’24
Restructuring charges, net	$—	$—	$—	$7.9
Impairment of right-of-use assets	$—	$—	$—	$0.1
Fee revenue was $93.3 million in Q4 FY'25 compared to $89.5 million in Q4 FY'24, an increase of $3.8 million or 4% (up 5% at constant currency). RPO fee revenue increased due to recent new client wins being stood up and an increase in demand from our base clients in the North America and Asia Pacific regions.
Adjusted EBITDA was $14.5 million in Q4 FY'25 compared to $11.8 million in the year-ago quarter. Adjusted EBITDA margin increased 230bps to 15.5% in Q4 FY'25. The increase in Adjusted EBITDA and Adjusted EBITDA margin both resulted from an increase in fee revenue and disciplined cost management.

Outlook
Assuming worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q1 FY’26 fee revenue is expected to be in the range of $675 million and $695 million; and
▪Q1 FY’26 diluted earnings per share is expected to range between $1.16 to $1.24.
On a consolidated adjusted basis:
▪Q1 FY’26 adjusted diluted earnings per share is expected to be in the range from $1.18 to $1.26.

	Q1 FY’26 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.16	$1.24
Integration/acquisition costs	0.03	0.03
Tax rate impact	(0.01)	(0.01)
Consolidated adjusted diluted earnings per share(1)	$1.18	$1.26
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected labor market conditions, expected demand for and relevance of our products and services, expected results of our business diversification strategy, expected benefits of the acquisition of Trilogy, impact of global events on our business, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, trade wars, interest rates, labor market conditions, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to corporate responsibility matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property ("IP"), our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, management separation charges and restructuring charges, net of income tax effect, and to exclude a $9.7 million non-recurring tax benefit in fiscal 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, management separation charges and restructuring charges, net of income tax effect, and to exclude a $9.7 million non-recurring tax benefit in fiscal 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, management separation charges and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets primarily due to software impairment charge in our Digital segment, 3) impairment of right-of-use assets due to the decision to terminate and sublease some of our offices, 4) restructuring charges, net to align workforce to challenging macroeconomic business environment, 5) separation charges due to contractual obligations due upon executive's death and 6) to exclude a $9.7 million non-recurring tax benefit in fiscal 2024 from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024

	(unaudited)
Fee revenue	$712,048	$690,800	$2,730,088	$2,762,671
Reimbursed out-of-pocket engagement expenses	7,779	9,123	30,998	32,834
Total revenue	719,827	699,923	2,761,086	2,795,505

Compensation and benefits	443,503	454,208	1,758,024	1,844,164
General and administrative expenses	68,623	64,724	258,488	259,039
Reimbursed expenses	7,779	9,123	30,998	32,834
Cost of services	74,827	68,499	285,075	300,015
Depreciation and amortization	20,531	19,891	80,287	77,966
Restructuring charges, net	—	—	1,892	68,558
Total operating expenses	615,263	616,445	2,414,764	2,582,576

Operating income	104,564	83,478	346,322	212,929
Other (loss) income, net	(10,306)	7,122	18,953	30,681
Interest expense, net	(5,331)	(4,686)	(20,363)	(20,968)
Income before provision for income taxes	88,927	85,914	344,912	222,642
Income tax provision	23,789	20,302	93,836	50,081
Net income	65,138	65,612	251,076	172,561
Net income attributable to noncontrolling interest	(894)	(423)	(5,014)	(3,407)
Net income attributable to Korn Ferry	$64,244	$65,189	$246,062	$169,154

Earnings per common share attributable to Korn Ferry:
Basic	$1.23	$1.26	$4.69	$3.25
Diluted	$1.21	$1.24	$4.60	$3.23

Weighted-average common shares outstanding:
Basic	51,599	50,764	51,778	51,038
Diluted	52,504	51,487	52,806	51,432

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,			Year Ended April 30,
	2025	2024	% Change	2025	2024	% Change
Fee revenue:
Consulting	$169,363	$182,177	(7.0%)	$662,708	$695,007	(4.6%)
Digital	91,634	91,304	0.4%	363,530	366,699	(0.9%)
Executive Search:
North America	143,014	125,468	14.0%	535,921	506,927	5.7%
EMEA	53,479	45,643	17.2%	194,088	184,516	5.2%
Asia Pacific	23,630	20,696	14.2%	87,337	85,863	1.7%
Latin America	6,880	6,896	(0.2%)	28,862	28,937	(0.3%)
Total Executive Search (a)	227,003	198,703	14.2%	846,208	806,243	5.0%
Professional Search & Interim	130,710	129,162	1.2%	503,515	540,615	(6.9%)
RPO	93,338	89,454	4.3%	354,127	354,107	0.0%
Total fee revenue	712,048	690,800	3.1%	2,730,088	2,762,671	(1.2%)
Reimbursed out-of-pocket engagement expenses	7,779	9,123	(14.7%)	30,998	32,834	(5.6%)
Total revenue	$719,827	$699,923	2.8%	$2,761,086	$2,795,505	(1.2%)
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	April 30, 2025	April 30, 2024

ASSETS
Cash and cash equivalents	$1,006,964	$941,005
Marketable securities	36,388	42,742
Receivables due from clients, net of allowance for doubtful accounts of $40,461 and $44,192 at April 30, 2025 and 2024, respectively	565,255	541,014
Income taxes and other receivables	38,394	40,696
Unearned compensation	61,649	59,247
Prepaid expenses and other assets	41,488	49,456
Total current assets	1,750,138	1,674,160

Marketable securities, non-current	233,626	211,681
Property and equipment, net	173,610	161,849
Operating lease right-of-use assets, net	152,712	160,464
Cash surrender value of company-owned life insurance policies, net of loans	252,621	218,977
Deferred income taxes	144,560	133,564
Goodwill	948,832	908,376
Intangible assets, net	70,193	88,833
Unearned compensation, non-current	106,965	99,913
Investments and other assets	27,967	21,052
Total assets	$3,861,224	$3,678,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$58,884	$50,112
Income taxes payable	23,079	24,076
Compensation and benefits payable	530,473	525,466
Operating lease liability, current	38,573	36,073
Other accrued liabilities	304,589	298,792
Total current liabilities	955,598	934,519

Deferred compensation and other retirement plans	477,770	440,396
Operating lease liability, non-current	131,762	143,507
Long-term debt	397,736	396,946
Deferred tax liabilities	5,981	4,540
Other liabilities	20,238	21,636
Total liabilities	1,989,085	1,941,544

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 78,264 and 77,460 shares issued and 51,458 and 51,983 shares outstanding at April 30, 2025 and 2024, respectively	364,425	414,885
Retained earnings	1,588,274	1,425,844
Accumulated other comprehensive loss, net	(86,243)	(107,671)
Total Korn Ferry stockholders' equity	1,866,456	1,733,058
Noncontrolling interest	5,683	4,267
Total stockholders' equity	1,872,139	1,737,325
Total liabilities and stockholders' equity	$3,861,224	$3,678,869

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024

Net income attributable to Korn Ferry	$64,244	$65,189	$246,062	$169,154
Net income attributable to non-controlling interest	894	423	5,014	3,407
Net income	65,138	65,612	251,076	172,561
Income tax provision	23,789	20,302	93,836	50,081
Income before provision for income taxes	88,927	85,914	344,912	222,642
Interest expense, net	5,331	4,686	20,363	20,968
Depreciation and amortization	20,531	19,891	80,287	77,966
Integration/acquisition costs (1)	1,738	1,809	8,837	14,866
Impairment of fixed assets (2)	—	—	509	1,575
Impairment of right-of-use assets (3)	—	—	2,452	1,629
Restructuring charges, net (4)	—	—	1,892	68,558
Management separation charges (5)	4,614	—	4,614	—
Adjusted EBITDA	$121,141	$112,300	$463,866	$408,204

Net income attributable to Korn Ferry margin	9.0%	9.4%	9.0%	6.1%
Net income attributable to non-controlling interest	0.1%	0.1%	0.2%	0.1%
Income tax provision	3.3%	2.9%	3.4%	1.8%
Interest expense, net	0.8%	0.7%	0.8%	0.8%
Depreciation and amortization	2.9%	2.9%	2.9%	2.8%
Integration/acquisition costs (1)	0.2%	0.3%	0.3%	0.5%
Impairment of fixed assets (2)	—%	—%	0.0%	0.1%
Impairment of right-of-use assets (3)	—%	—%	0.1%	0.1%
Restructuring charges, net (4)	—%	—%	0.1%	2.5%
Management separation charges (5)	0.7%	—%	0.2%	—%
Adjusted EBITDA margin	17.0%	16.3%	17.0%	14.8%

Net income attributable to Korn Ferry	$64,244	$65,189	$246,062	$169,154
Integration/acquisition costs (1)	1,738	1,809	8,837	14,866
Impairment of fixed assets (2)	—	—	509	1,575
Impairment of right-of-use assets (3)	—	—	2,452	1,629
Restructuring charges, net (4)	—	—	1,892	68,558
Management separation charges (5)	4,614	—	4,614	—
Tax effect on the adjusted items (6)	(487)	(1,267)	(3,187)	(22,030)
Tax adjustment (7)	—	—	—	(9,714)
Adjusted net income attributable to Korn Ferry	$70,109	$65,731	$261,179	$224,038

Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(4)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(5)Contractual obligations due upon executive's death.
(6)Tax effect on integration/acquisition costs, impairment of fixed assets and right-of-use assets, restructuring charges, net and management separation charges.
(7)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in fiscal 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024

Basic earnings per common share	$1.23	$1.26	$4.69	$3.25
Integration/acquisition costs (1)	0.03	0.04	0.17	0.29
Impairment of fixed assets (2)	—	—	0.01	0.03
Impairment of right-of-use assets (3)	—	—	0.05	0.03
Restructuring charges, net (4)	—	—	0.03	1.33
Management separation charges (5)	0.09	—	0.09	—
Tax effect on the adjusted items (6)	(0.01)	(0.03)	(0.06)	(0.43)
Tax adjustment (7)	—	—	—	(0.19)
Adjusted basic earnings per share	$1.34	$1.27	$4.98	$4.31

Diluted earnings per common share	$1.21	$1.24	$4.60	$3.23
Integration/acquisition costs (1)	0.03	0.04	0.16	0.29
Impairment of fixed assets (2)	—	—	0.01	0.03
Impairment of right-of-use assets (3)	—	—	0.05	0.03
Restructuring charges, net (4)	—	—	0.03	1.32
Management separation charges (5)	0.09	—	0.09	—
Tax effect on the adjusted items (6)	(0.01)	(0.02)	(0.06)	(0.43)
Tax adjustment (7)	—	—	—	(0.19)
Adjusted diluted earnings per share	$1.32	$1.26	$4.88	$4.28

Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(4)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(5)Contractual obligations due upon executive's death.
(6)Tax effect on integration/acquisition costs, impairment of fixed assets and right-of-use assets, restructuring charges, net and management separation charges.
(7)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in fiscal 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(dollars in thousands)
(unaudited)

	Three Months Ended April 30,
	2025				2024

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$64,244	9.0%			$65,189	9.4%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$169,363	$172,537	$29,055	17.2%	$182,177	$185,130	$32,340	17.8%
Digital	91,634	91,642	28,477	31.1%	91,304	91,361	27,991	30.7%
Executive Search:
North America	143,014	144,673	39,062	27.3%	125,468	127,140	33,136	26.4%
EMEA	53,479	53,773	9,092	17.0%	45,643	45,931	6,846	15.0%
Asia Pacific	23,630	23,802	4,965	21.0%	20,696	20,819	4,233	20.5%
Latin America	6,880	6,884	1,103	16.0%	6,896	6,906	1,275	18.5%
Total Executive Search	227,003	229,132	54,222	23.9%	198,703	200,796	45,490	22.9%
Professional Search & Interim	130,710	131,674	27,426	21.0%	129,162	130,105	28,122	21.8%
RPO	93,338	94,842	14,499	15.5%	89,454	92,531	11,782	13.2%
Corporate	—	—	(32,538)		—	—	(33,425)
Consolidated	$712,048	$719,827	$121,141	17.0%	$690,800	$699,923	$112,300	16.3%

	Year Ended April 30,
	2025				2024

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$246,062	9.0%			$169,154	6.1%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$662,708	$674,070	$115,481	17.4%	$695,007	$706,805	$114,260	16.4%
Digital	363,530	363,727	112,696	31.0%	366,699	366,924	108,669	29.6%
Executive Search:
North America	535,921	542,068	148,242	27.7%	506,927	513,545	120,710	23.8%
EMEA	194,088	195,268	31,689	16.3%	184,516	185,552	25,902	14.0%
Asia Pacific	87,337	87,840	18,119	20.7%	85,863	86,273	18,923	22.0%
Latin America	28,862	28,876	8,149	28.2%	28,937	28,956	5,571	19.3%
Total Executive Search	846,208	854,052	206,199	24.4%	806,243	814,326	171,106	21.2%
Professional Search & Interim	503,515	507,246	107,600	21.4%	540,615	544,453	101,868	18.8%
RPO	354,127	361,991	52,635	14.9%	354,107	362,997	40,399	11.4%
Corporate	—	—	(130,745)		—	—	(128,098)
Consolidated	$2,730,088	$2,761,086	$463,866	17.0%	$2,762,671	$2,795,505	$408,204	14.8%